THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS NOTE HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
Issuance Date:    July 23, 2021    Principal:    $17,000,000.00
Maturity Date:    July 31, 2026    Note Number:    LODE 103
LP BIOSCIENCES LLC
Secured Promissory Note
FOR VALUE RECEIVED, LP BIOSCIENCES LLC, a Wyoming limited liability company (the “Borrower”) hereby promises to pay to the order of COMSTOCK MINING INC., a Nevada corporation (“Holder”) the sum of $17,000,000.00 (the “Principal”) on or before July 31, 2026, (the “Maturity Date”), and (ii) interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date that the Borrower receives or received funds from Holder until the same is paid, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof) pursuant to the terms of this Secured Promissory Note (the “Note”), provided, for the avoidance of doubt, the outstanding Principal for purposes of Interest payable thereon under this Note shall equal (i) the sum of the Advance Payment, plus the amount of the Initial Funding, plus the aggregate amount of any Subsequent Funding, (ii) multiplied by 1.133333. For the sake of clarity, the Principal represents the purchase price of $15,000,000 plus an original issue discount of $2,000,000. This Note is issued on and subject to the terms and conditions of that certain Note Purchase Agreement of even date herewith (“Note Purchase Agreement”), and secured by that certain Security Agreement of even date herewith (the “Security Agreement”), in each case by and among the Borrower and the Holder.
1.Payment. The Borrower shall pay to the Holder the Principal, plus accrued but unpaid interest on or before the Maturity Date. All payments received by the Holder shall be applied first to the Holder’ costs and expenses (if any), then to accrued but unpaid interest and then to outstanding principal. Interest shall accrue on the outstanding Face Amount of this Note at a rate of 13.5% per year (“Interest Rate”). At any time that an Event of Default (as defined below) has occurred and is continuing, the Interest Rate shall be equal to 20% per year (“Default Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Monthly payment pursuant to the amortization schedule (“Amortization Schedule”) attached hereto (such scheduled monthly payment, the “LPB Monthly Installment”) shall commence on the earlier to occur of August 31, 2022, or 90 days after the date on which Borrower commences production and commercial sales (the “Payment Start Date”). Interest shall accrue on the outstanding Principal balance of this Note at the Interest Rate, commencing on the date of each advance on this Note until the Note is paid in full. No interest payments shall be payable until the Payment Start Date. All accrued and unpaid interest shall be due and payable commencing on the Payment Start Date on the date of each scheduled amortization thereafter in accordance with the Amortization Schedule. Borrower shall pay the LPB Monthly Installment to Holder by wire transfer or as other otherwise directed by the Holder on the first day of the month immediately following a Payment Start Date. In any given month, if 20% of the Borrower’s Adjusted Cash Flow (defined as the sum of (i) monthly gross cash receipts from sales, less (ii) scheduled principal and interested payments due on the LSB Documents for that month, less (iii) total variable costs, operating expenses, maintenance costs, tax payments, permitted tax distributions made by Borrower pursuant to its amended and restated operating agreement of even date herewith and other costs and expenses incurred in the ordinary course of business, as reasonably determined by the Management Committee of the Borrower) exceeds the LPB Monthly Installment that would otherwise be payable for such month (any such excess amount, the “Excess Mandatory Prepayment Amount”), then, the Borrower shall pay Holder 20% of the Borrower’s Adjusted Cash Flow instead of the scheduled LPB Monthly Installment for that month (“Mandatory Prepayment”), so long as the amount of the LPN Preferred Cash Flow Sweep distribution for that month and the amount of any LSB Prepayment due on the LSB Documents for that month is made (or paid or reserved) at the same
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time as the Mandatory Prepayment, on a pari passu basis both in time and in amount with the Excess Mandatory Prepayment Amount. In the event of any pre-payment (including any Mandatory Prepayment), the amount of such prepayment shall be increased to the extent that the extended internal rate of return received by Holder on any such prepayment is less than 20% with respect to the Principal amount paid (inclusive of the original issue discount). The principal portion of prepayments made hereunder (i.e., the portion of such prepayments remaining after the payment of accrued and unpaid principal and after giving effect to any Mandatory Prepayment) shall be applied against Principal and applied against and reduce the monthly payments of Principal set forth in the amortization schedule, starting with the last such monthly payment of Principal and continuing with the other monthly payments of Principal in reverse chronological order. On the date of any partial prepayment of the Note, Holder shall deliver to Borrower a copy of an updated amortization schedule with respect to the Note setting forth the amount of the installment payments to be made thereon after the date of such prepayment, the allocation of principal and interest for each installment and the unpaid principal balance of the Note after each such installment payment. All payments of this Note shall be applied first in payment of unpaid accrued interest and any remainder in payment of Principal.
2.Representations and Warranties. Borrower hereby represents and warrants to the Holder that the following are true and correct as of the date hereof: (i) Borrower has the requisite power and authority to enter into and perform its obligations under this Note and any related agreements, in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Note and any related agreements (including without limitation the Note Purchase Agreement dated as of the date hereof) by the Borrower and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by their respective Board of Directors and/or Manager of the Borrower and no further consent or authorization is required by the Borrower, or its Board of Directors, Manager, members or stockholders; (iii) this Note and any related agreements have been duly executed and delivered by the Borrower; (iv) this Note and any related agreements, constitute the valid and binding obligations of the Borrower enforceable against it in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
3.Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing: (i) the Borrower’ failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Note; (ii) the Borrower or any subsidiary of the Borrower shall commence, or there shall be commenced against the Borrower or any subsidiary of the Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences, or there shall be commenced against the Borrower or any subsidiary of the Borrower, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any subsidiary of the Borrower, in each case which remains un-dismissed for a period of 61 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall admit in writing that it is unable to pay its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Borrower or any subsidiary of the Borrower for the purpose of effecting any of the foregoing; (iii), any event which constitutes an event of default by the Borrower under the Security Agreement of even date herewith among the Borrower and the Holder or any agreements entered into or delivered by the Borrower in connection herewith or therewith; (iv) Borrower’s failure to timely design, engineer, procure, construct, commission, start-up, train, and performance test the Valor Facility (as defined in the Letter Agreement), in accordance with the Valor Facility retrofit Master Project Schedule and Project Spend Plan and the EPC Agreements, and Borrower’s failure to take satisfactory action to cure such non-performance within 60 days of receipt of written notice from Holder; and (v) any breach of a covenant or agreement of the Borrower under the Note Purchase Agreement dated as of the date
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hereof provided, however, that, notwithstanding the foregoing or anything else in this Note or Security Agreement or Note Purchase Agreement or any agreements entered into or delivered by the Borrower in connection herewith or therewith to the contrary, (i) the occurrence of any fact, event or circumstance arising under or related to or giving rise to any Section 7.2.2(v)-(viii) Indemnifiable Event (as defined in Section 7.2.2 in the Note Purchase Agreement) or (ii) any MANA default under any agreement by, between or among, et al., MANA corporation and Holder, shall not constitute an Event of Default by Borrower, may not cause or give rise to an Event of Default by Borrower, and shall not constitute or give rise to an event of breach by Borrower.
4.Remedies Upon Default. During the time that any portion of this Note is outstanding, if any Event of Default has occurred, (a) the unpaid Principal of the Note and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action and the same shall thereupon become immediately due and payable without protest, presentment, demand or notice, which are hereby expressly waived by Borrower; (b) Holder shall be entitled to exercise its right of setoff against any money, funds, or credits of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with, Holder or any affiliate of Holder in any capacity whatsoever; and (c) Holder shall be entitled exercise any or all rights, powers and remedies provided for in the related agreements or documents executed in connection with the issuance of this Note or now or hereafter existing at law, in equity, by statute or otherwise. Each right, power and remedy of Holder hereunder or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers or remedies. No failure or delay by Holder to insist upon the strict performance of any one or more provisions of this Note or of the related agreements or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver thereof or preclude Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note. Borrower shall pay any and all issue taxes, documentary stamp taxes, and other taxes that may be payable in respect of the issuance or delivery of this Note.
5.Reissuance of this Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new Note representing the outstanding Principal which Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.
6.Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon receipt, when delivered personally; upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Written confirmation of receipt given by the recipient of such notice, consent, waiver or other communication, mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with the above, respectively.
7.Liability. No provision of this Note shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the Principal of or Interest (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Borrower. As long as this Note is outstanding, the Borrower shall not and shall cause its subsidiaries not to, without the consent of the Holder, amend
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its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder under this Note, or enter into any agreement with respect to any of the foregoing.
8.Governing Law. All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of Nevada and are intended to take effect as sealed instruments. The Borrower hereby irrevocably submits to the jurisdiction of any federal or state court located within Washoe County, Nevada.
9.Expenses. If an Event of Default has occurred, then the Borrower shall reimburse the Holder promptly for all out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’ rights, remedies and obligations; (ii) collecting any sums which become due to the Holder in accordance with the terms of this Note; (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv), the protection, preservation or enforcement of any rights or remedies of the Holder. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the Interest Rate, from the date of payment by Holder until repaid in full.
10.Waiver. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.
11.Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of Interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. Each of the Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and each of the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law had been enacted.
12.Assignment. Assignment of this Note by the Borrower shall be prohibited without the prior written consent of the Holder. Holder shall be entitled to assign this Note in whole to any person or entity without consent. This Note shall not be interpreted as being, (a) an instrument issued in bearer or registered form, provided however, the Note is intended to represent a debt instrument, (b) a type of instrument commonly dealt in on securities exchanges or markets or, commonly recognized in any area in which it is issued or dealt in as a medium for investment, or (c) one of a class or series or by its terms divisible into a class or series of shares, participations, interests, or obligations.
13.JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THE SECURITIES PURCHASE AGREEMENT AND THIS NOTE.
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IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Note as of the date first above written.

LP BIOSCIENCES LLC

By: ___________________________
Name: Jim Galvin
Title: Manager

COMSTOCK MINING INC.

By: ___________________________
Name: Corrado De Gasperis
Title: Executive Chairman & Chief Executive Officer

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SCHEDULE A
AMORTIZATION SCHEDULE
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